NUMBER

CNU

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT EACH TO PURCHASE ONE ORDINARY SHARE

UNITS

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.

REGISTERED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

SEE REVERSE FOR CERTAIN DEFINITIONS

UNITS

CUSIP

THIS CERTIFIES THAT:

IS THE OWNER OF

Each unit ("Unit") consists of one (1) share of ordinary share, par value $.0001 per share ("Ordinary Share"), of China Networks International Holdings Ltd., a company registered under the laws of the British Virgin Islands (the "Company"), and one warrant (the "Warrant(s)"). Each Warrant entitles the holder to purchase one (1) share of Ordinary Share for $5.00 per share (subject to adjustment). Each Warrant will become exercisable upon the Company's (as successor in interest to Alyst Acquisition Corp.) completion of a merger, capital stock exchange, asset acquisition or other similar business combination, and will expire unless exercised before 5:00 p.m., New York City Time, on , 2011, or earlier upon redemption (the "Expiration Date"). The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to September 27, 2007, subject to earlier separation in the discretion of Jesup & Lamont Securities Corporation. The terms of the Warrants are governed by a Warrant Agreement, dated as of June 29, 2007, between the Company (as successor in interest to Alyst Acquisition Corp.) and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Company.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
JERSEY CITY, NJ
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED OFFICER

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.
CORPORATE
SEAL
2008
BRITISH VIRGIN ISLANDS

Signature Required
SECRETARY

Signature Required
PRESIDENT

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	*UNIF GIFT MIN ACT - .... Custodian ....*
TEN ENT - as tenants by the entireties	*(Cust) (Minor)*
JT TEN - as joint tenants with right of survivorship and not as tenants in common	*under Uniform Gifts to Minors*
	Act ....
	(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *Units*

of the units represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said units on the books of the within named Company with full power of substitution in the premises.

Dated ______________________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM

COLUMBIA FINANCIAL PRINTING CORP. - www.stockinformation.com